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                                                                      Exhibit 23



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated February 2, 1999 (except for the matters discussed in note 16, as to which date is March 18, 1999) included in The Pioneer Group, Inc.'s Form 10-K for the year ended December 31, 1998 and to all references to our Firm included in this registration statement.




                                                       /s/ Arthur Anderson LLP


Boston, Massachusetts
May 18, 1999